UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 28, 2015

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

August 28, 2015 - Clearwater, Florida. - Nicholas Financial, Inc. (Nasdaq, NICK), held the Company’s Annual General Meeting of Shareholders on August 13, 2015. The following tables detail the voting results:

Election of Directors

	Shares Voted For	Shares Abstaining	Shares Withholding Authority	Broker Non-Votes
Scott Fink	2,942,979	—	81,119	2,640,726
Robin Hastings	2,956,299	—	67,799	2,640,726

The directors whose terms of office as directors continued after the meeting were Ralph Finkenbrink, Kevin Bates, and Stephen Bragin.

Appointment of Dixon Hughes Goodman, LLP as Independent Auditors

Shares Voted For	Shares Abstaining	Shares Withholding Authority	Broker Non-Votes
5,650,823	—	14,001	—

Vote on Approval of 2015 Omnibus Incentive Plan

Shares Voted For	Shares Abstaining	Shares Voted Against	Broker Non-Votes
2,779,185	160,614	84,299	2,640,726

Vote on Executive Compensation (“Say on Pay”)

Shares Voted For	Shares Abstaining	Shares Voted Against	Broker Non-Votes
2,948,076	30,318	45,704	2,640,726

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: August 28, 2015	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Chairman, President, Chief Executive Officer
(Principal Executive Officer)

Date: August 28, 2015	/s/ Katie MacGillivary
Katie MacGillivary
Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)